Exhibit 99.2

On October 27, 2010, Equity Residential reported results for the nine months and quarter ended September 30, 2010.  All per share results are reported on a fully-diluted basis.

Third Quarter 2010
For the third quarter of 2010, the company reported earnings of $0.09 per share compared to $0.48 per share in the third quarter of 2009.  The difference is due primarily to lower gains from property sales in 2010.

Nine Months Ended September 30, 2010
For the nine months ended September 30, 2010, the company reported earnings of $0.29 per share compared to $1.12 per share in the same period of 2009.

Same Store Results
On a same store third quarter to third quarter comparison, which includes 117,286 apartment units, revenues increased 1.3%, expenses increased 1.9% and NOI increased 0.9%.

On a same store nine-month to nine-month comparison, which includes 116,775 apartment units, revenues decreased 1.0%, expenses increased 1.7% and NOI decreased 2.6%.

Acquisitions/Dispositions
During the third quarter of 2010, the company acquired six properties: one located in Los Angeles, one in San Diego, two in the San Francisco Bay Area and two in the Washington, D.C. Metro Area. The properties have a total of 1,955 apartment units, and the aggregate purchase price was $548.9 million.

Also during the third quarter, the company acquired three land parcels, located in the Washington, D.C. Metro Area, San Francisco Bay Area and Southeast Florida, for an aggregate purchase price of $42.3 million.

During the quarter, the company sold three consolidated properties, consisting of 426 apartment units, for an aggregate sale price of $26.1 million.

Also during the quarter, the company sold the last of its interests in an institutional joint venture which held 24 unconsolidated properties consisting of 5,635 apartment units.  The portfolio was valued in its entirety at $375.1 million.  The company sold its 25% equity interest to its partner and received, net of debt repayments, $25.4 million, of which $22.5 million was recorded as a gain on the sale of unconsolidated entities.

During the first nine months of 2010, the company acquired 14 properties, consisting of 4,164 apartment units, for an aggregate purchase price of $1.4 billion.

During the first nine months of 2010, the company sold 11 consolidated properties, consisting of 2,437 apartment units, for an aggregate sale price of $172.0 million.

At-The-Market (ATM) Share Offering Program
During the third quarter of 2010, the company did not issue any common shares under its ATM Share Offering Program.  The company has approximately 12.4 million shares available for issuance under this program and has not issued any such shares since January 14, 2010.

Debt Offering
On July 15, 2010, the company closed on a $600.0 million unsecured notes offering maturing July 15, 2020 with a coupon rate of 4.75% and an all-in effective interest rate of 5.09% including the effect of fees and the termination of certain interest rate hedges.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2010	2009	2010	2009
REVENUES
Rental income	$1,517,302	$1,433,865	$525,228	$477,588
Fee and asset management	7,596	7,928	2,128	2,653

Total revenues	1,524,898	1,441,793	527,356	480,241

EXPENSES
Property and maintenance	386,518	363,354	135,000	122,305
Real estate taxes and insurance	175,491	158,306	61,189	54,579
Property management	60,548	56,457	19,401	18,725
Fee and asset management	4,364	5,916	704	1,931
Depreciation	500,173	428,751	173,642	144,165
General and administrative	31,035	30,476	10,224	9,881
Impairment	-	11,124	-	-

Total expenses	1,158,129	1,054,384	400,160	351,586

Operating income	366,769	387,409	127,196	128,655

Interest and other income	5,325	15,850	208	3,214
Other expenses	(9,513)	(2,228)	(3,487)	(1,922)
Interest:
Expense incurred, net	(353,652)	(360,021)	(122,854)	(121,166)
Amortization of deferred financing costs	(7,970)	(9,311)	(2,457)	(3,101)

Income (loss) before income and other taxes, (loss) income from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated entities
and land parcels and discontinued operations	959	31,699	(1,394)	5,680
Income and other tax (expense) benefit	(311)	(2,844)	(293)	(459)
(Loss) income from investments in unconsolidated entities	(735)	(2,372)	188	(151)
Net gain on sales of unconsolidated entities	28,101	6,718	22,544	3,959
Net (loss) on sales of land parcels	(1,161)	-	(1,161)	-
Income from continuing operations	26,853	33,201	19,884	9,029
Discontinued operations, net	70,918	301,517	9,942	134,336
Net income	97,771	334,718	29,826	143,365
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(4,167)	(18,119)	(1,231)	(7,699)
Preference Interests and Units	-	(9)	-	(2)
Partially Owned Properties	623	391	188	317
Net income attributable to controlling interests	94,227	316,981	28,783	135,981
Preferred distributions	(10,855)	(10,859)	(3,617)	(3,619)
Net income available to Common Shares	$83,372	$306,122	$25,166	$132,362

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.06	$0.08	$0.06	$0.02
Net income available to Common Shares	$0.30	$1.12	$0.09	$0.48
Weighted average Common Shares outstanding	281,867	272,966	282,717	273,658

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.06	$0.08	$0.05	$0.02
Net income available to Common Shares	$0.29	$1.12	$0.09	$0.48
Weighted average Common Shares outstanding	299,031	289,518	300,379	290,215

Distributions declared per Common Share outstanding	$1.0125	$1.3025	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2010	2009	2010	2009

Net income	$97,771	$334,718	$29,826	$143,365
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	-	(9)	-	(2)
Partially Owned Properties	623	391	188	317
Depreciation	500,173	428,751	173,642	144,165
Depreciation – Non-real estate additions	(5,009)	(5,569)	(1,640)	(1,777)
Depreciation – Partially Owned and Unconsolidated Properties	(849)	656	(856)	225
Net (gain) on sales of unconsolidated entities	(28,101)	(6,718)	(22,544)	(3,959)
Discontinued operations:
Depreciation	1,522	22,736	377	5,487
Net (gain) on sales of discontinued operations	(69,538)	(274,933)	(9,285)	(129,135)
Net incremental gain (loss) on sales of condominium units	619	(450)	(12)	(785)

FFO (1) (2)	497,211	499,573	169,696	157,901
Preferred distributions	(10,855)	(10,859)	(3,617)	(3,619)

FFO available to Common Shares and Units – basic (1) (2)	$486,356	$488,714	$166,079	$154,282

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.  FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Investment in real estate
Land	$4,093,508	$3,650,324
Depreciable property	15,161,007	13,893,521
Projects under development	499,037	668,979
Land held for development	290,819	252,320
Investment in real estate	20,044,371	18,465,144
Accumulated depreciation	(4,313,502)	(3,877,564)
Investment in real estate, net	15,730,869	14,587,580

Cash and cash equivalents	43,660	193,288
Investments in unconsolidated entities	-	6,995
Deposits – restricted	109,608	352,008
Escrow deposits – mortgage	19,632	17,292
Deferred financing costs, net	44,488	46,396
Other assets	138,572	213,956
Total assets	$16,086,829	$15,417,515

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,845,244	$4,783,446
Notes, net	5,185,283	4,609,124
Lines of credit	146,000	-
Accounts payable and accrued expenses	111,121	58,537
Accrued interest payable	71,374	101,849
Other liabilities	341,209	272,236
Security deposits	62,549	59,264
Distributions payable	102,653	100,266
Total liabilities	10,865,433	9,984,722

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	357,702	258,280

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,946,125 shares issued
and outstanding as of September 30, 2010 and 1,950,925
shares issued and outstanding as of December 31, 2009	208,653	208,773
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 283,971,112 shares issued
and outstanding as of September 30, 2010 and 279,959,048
shares issued and outstanding as of December 31, 2009	2,840	2,800
Paid in capital	4,503,250	4,477,426
Retained earnings	150,344	353,659
Accumulated other comprehensive (loss) income	(116,464)	4,681
Total shareholders' equity	4,748,623	5,047,339
Noncontrolling Interests:
Operating Partnership	106,531	116,120
Partially Owned Properties	8,540	11,054
Total Noncontrolling Interests	115,071	127,174
Total equity	4,863,694	5,174,513
Total liabilities and equity	$16,086,829	$15,417,515

Equity Residential

Portfolio as of September 30, 2010

		Properties		Units

Wholly Owned Properties		445		123,327
Partially Owned Properties:
Consolidated		24		5,022
Unconsolidated		-		-
Military Housing		2		4,680

		471		133,029

Portfolio Rollforward Q3 2010
($ in thousands)

				Purchase/
	Properties	Units		(Sale) Price

6/30/2010	492	137,091

Acquisitions:
Rental Properties:
Consolidated - Stabilized	5	1,276		$348,900
Consolidated - Not Stabilized (1)	1	679		$200,000
Land Parcels (three)	-	-		$42,300
Dispositions:
Rental Properties:
Consolidated	(3)	(426)		$(26,050)
Unconsolidated (2)	(24)	(5,635)		$(375,129)
Land Parcel (one)	-	-		$(4,000)
Configuration Changes	-	44

9/30/2010	471	133,029

Portfolio Rollforward 2010
($ in thousands)

				Purchase/
	Properties	Units		(Sale) Price

12/31/2009	495	137,007

Acquisitions:
Rental Properties:
Consolidated - Stabilized	12	2,926		$1,031,501
Consolidated - Not Stabilized (1)	2	1,238		$366,750
Land Parcels (four)	-	-		$54,300
Dispositions:
Rental Properties:
Consolidated	(11)	(2,437)		$(171,990)
Unconsolidated (2)	(27)	(6,275)		$(417,779)
Land Parcel (one)	-	-		$(4,000)
Condominium Conversion Properties	(1)	(2)		$(360)
Completed Developments	1	480
Configuration Changes	-	92

9/30/2010	471	133,029	(3)
(1)	EQR acquired one property in the third quarter of 2010 (Vantage Pointe) that was in the early stages of lease up and is expected to stabilize in its third year of ownership and acquired one unoccupied property in the second quarter of 2010 (425 Mass) that is expected to stabilize in its third year of ownership.

(2)	EQR owned a 25% interest in these unconsolidated rental properties. Sale price listed is the gross sale price.

(3)	During the second quarter of 2010, EQR acquired the 75% equity interest it did not own in seven previously unconsolidated properties containing 1,811 units with a real estate value of $105.1 million. One of these properties was subsequently sold while the remaining properties continue to be included in the Company's portfolio counts above.

Equity Residential

Third Quarter 2010 vs. Third Quarter 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 117,286 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q3 2010	$454,060	$173,051	$281,009	$1,360	95.0%	17.6%
Q3 2009	$448,409	$169,815	$278,594	$1,362	93.7%	18.5%

Change	$5,651	$3,236	$2,415	$(2)	1.3%	(0.9%)

Change	1.3%	1.9%	0.9%	(0.1%)

September YTD 2010 vs. September YTD 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 116,775 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2010	$1,338,659	$515,549	$823,110	$1,344	94.9%	43.7%
YTD 2009	$1,351,788	$506,910	$844,878	$1,375	93.7%	47.2%

Change	$(13,129)	$8,639	$(21,768)	$(31)	1.2%	(3.5%)

Change	(1.0%)	1.7%	(2.6%)	(2.3%)
(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Third Quarter 2010 vs. Third Quarter 2009
Same Store Operating Expenses
$ in thousands - 117,286 Same Store Units

					% of Actual
					Q3 2010
	Actual	Actual	$	%	Operating
	Q3 2010	Q3 2009	Change	Change	Expenses

Real estate taxes	$43,973	$45,936	$(1,963)	(4.3%)	25.4%
On-site payroll (1)	42,324	40,414	1,910	4.7%	24.4%
Utilities (2)	26,954	26,050	904	3.5%	15.6%
Repairs and maintenance (3)	26,974	25,866	1,108	4.3%	15.6%
Property management costs (4)	18,253	16,591	1,662	10.0%	10.5%
Insurance	5,637	5,634	3	0.1%	3.3%
Leasing and advertising	4,460	4,694	(234)	(5.0%)	2.6%
Other operating expenses (5)	4,476	4,630	(154)	(3.3%)	2.6%

Same store operating expenses	$173,051	$169,815	$3,236	1.9%	100.0%

September YTD 2010 vs. September YTD 2009
Same Store Operating Expenses
$ in thousands - 116,775 Same Store Units

					% of Actual
					YTD 2010
	Actual	Actual	$	%	Operating
	YTD 2010	YTD 2009	Change	Change	Expenses
Real estate taxes	$135,169	$137,170	$(2,001)	(1.5%)	26.2%
On-site payroll (1)	125,363	122,276	3,087	2.5%	24.3%
Utilities (2)	80,692	79,099	1,593	2.0%	15.7%
Repairs and maintenance (3)	77,346	74,262	3,084	4.2%	15.0%
Property management costs (4)	53,814	50,016	3,798	7.6%	10.4%
Insurance	16,785	16,774	11	0.1%	3.3%
Leasing and advertising	11,823	12,240	(417)	(3.4%)	2.3%
Other operating expenses (5)	14,557	15,073	(516)	(3.4%)	2.8%

Same store operating expenses	$515,549	$506,910	$8,639	1.7%	100.0%
(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of September 30, 2010
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$4,845,244	47.6%	4.84%	8.4
Unsecured	5,331,283	52.4%	4.95%	4.7
Total	$10,176,527	100.0%	4.90%	6.4

Fixed Rate Debt:
Secured - Conventional	$3,885,690	38.2%	5.75%	7.0
Unsecured - Public/Private	4,373,624	43.0%	5.80%	5.3
Fixed Rate Debt	8,259,314	81.2%	5.77%	6.1

Floating Rate Debt:
Secured - Conventional	353,892	3.5%	2.50%	3.5
Secured - Tax Exempt	605,662	5.9%	0.50%	20.6
Unsecured - Public/Private	811,659	8.0%	1.73%	1.6
Unsecured - Revolving Credit Facility	146,000	1.4%	0.67%	1.4
Floating Rate Debt	1,917,213	18.8%	1.39%	7.7

Total	$10,176,527	100.0%	4.90%	6.4
(1)	Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2010.

Note: The Company capitalized interest of approximately $10.2 million and $28.7 million during the nine months ended September 30, 2010 and 2009, respectively. The Company capitalized interest of approximately $2.3 million and $7.7 million during the quarters ended September 30, 2010 and 2009, respectively.

Debt Maturity Schedule as of September 30, 2010
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2010	$4,087		$17,812		$21,899	0.2%	7.35%	3.39%
2011	999,622	(2)	741,382	(3)	1,741,004	17.1%	5.43%	3.69%
2012	774,807		184,537	(4)	959,344	9.4%	5.68%	4.85%
2013	270,415		312,160		582,575	5.7%	6.75%	4.91%
2014	562,456		22,054		584,510	5.8%	5.32%	5.25%
2015	358,167		-		358,167	3.5%	6.40%	6.40%
2016	1,150,352		-		1,150,352	11.3%	5.35%	5.35%
2017	1,355,863		456		1,356,319	13.4%	5.87%	5.87%
2018	80,782		44,677		125,459	1.2%	5.73%	4.28%
2019	801,786		20,766		822,552	8.1%	5.49%	5.37%
2020+	1,900,977		573,369		2,474,346	24.3%	5.68%	4.54%
Total	$8,259,314		$1,917,213		$10,176,527	100.0%	5.77%	4.88%
(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2010.

(2)	Includes $482.5 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Includes the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(4)	Includes $146.0 million outstanding on the Company's unsecured revolving credit facility. As of September 30, 2010, there was approximately $1.2 billion available on this facility.

Equity Residential
Unsecured Debt Summary as of September 30, 2010
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.950%	03/02/11		$93,096	$404	$93,500
	6.625%	03/15/12		253,858	(275)	253,583
	5.500%	10/01/12		222,133	(438)	221,695
	5.200%	04/01/13	(1)	400,000	(296)	399,704
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(244)	499,756
	6.584%	04/13/15		300,000	(496)	299,504
	5.125%	03/15/16		500,000	(291)	499,709
	5.375%	08/01/16		400,000	(1,082)	398,918
	5.750%	06/15/17		650,000	(3,433)	646,567
	7.125%	10/15/17		150,000	(457)	149,543
	4.750%	07/15/20		600,000	(4,464)	595,536
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(2)	482,545	(6,936)	475,609

				4,391,632	(18,008)	4,373,624

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	11,659	-	11,659
Term Loan Facility	LIBOR+0.50%	10/05/11	(3)(4)	500,000	-	500,000

				811,659	-	811,659

Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(3)(5)	146,000	-	146,000

Total Unsecured Debt				$5,349,291	$(18,008)	$5,331,283
(1)	$300.0 million in fair value interest rate swaps converts a portion of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Facilities are private. All other unsecured debt is public.

(4)	Represents the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(5)	Represents amount outstanding on the Company's unsecured revolving credit facility which matures on February 28, 2012. As of September 30, 2010, there was approximately $1.2 billion available on this facility.

Equity Residential

Capital Structure as of September 30, 2010
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$4,845,244	47.6%
	Unsecured Debt				5,331,283	52.4%

Total Debt					10,176,527	100.0%	41.4%

	Common Shares (includes Restricted Shares)		283,971,112	95.3%
	Units (includes OP Units and LTIP Units)		13,859,444	4.7%

Total Shares and Units			297,830,556	100.0%
Common Share Equivalents (see below)			392,697

Total outstanding at quarter-end			298,223,253
Common Share Price at September 30, 2010			$47.57
					14,186,480	98.6%
Perpetual Preferred Equity (see below)					200,000	1.4%

Total Equity					14,386,480	100.0%	58.6%

Total Market Capitalization					$24,563,007		100.0%

Convertible Preferred Equity as of September 30, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares	Value	Per Share	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E (1)	11/1/98	323,666	$8,091	$1.75	$567		1.1128	360,176
7.00% Series H (1)	6/30/98	22,459	562	1.75	39		1.4480	32,521

Total Convertible Preferred Equity		346,125	$8,653		$606	7.00%		392,697

(1)				Both the Series E and the Series H Preferred Shares have been called for redemption effective November 1, 2010.

Perpetual Preferred Equity as of September 30, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q310	YTD Q309	Q310	Q309

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	281,867,105	272,965,818	282,717,105	273,658,165
Shares issuable from assumed conversion/vesting of:
- OP Units	13,704,927	16,023,881	13,631,198	15,604,484
- long-term compensation award shares/units	3,458,727	527,805	4,031,120	952,568

Total Common Shares and Units - diluted	299,030,759	289,517,504	300,379,423	290,215,217

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	283,971,112	276,147,420
Units (includes OP Units and LTIP Units)	13,859,444	14,432,942

Total Shares and Units	297,830,556	290,580,362

Equity Residential
Partially Owned Entities as of September 30, 2010
(Amounts in thousands except for project and unit amounts)

	Consolidated				Unconsolidated
	Development Projects
	Held for				Institutional
	and/or Under	Completed			Joint
	Development	and Stabilized	Other	Total	Ventures (4)

Total projects (1)	-	4	20	24	-

Total units (1)	-	1,302	3,720	5,022	-

Operating information for the nine months
ended 9/30/10 (at 100%):
Operating revenue	$3,507	$18,946	$41,885	$64,338	$44,179
Operating expenses	3,032	7,069	14,974	25,075	22,036

Net operating income	475	11,877	26,911	39,263	22,143
Depreciation	-	9,174	11,125	20,299	11,189
General and administrative/other	52	107	34	193	141

Operating income	423	2,596	15,752	18,771	10,813
Interest and other income	21	8	20	49	73
Other expenses	(342)	-	(493)	(835)	-
Interest:
Expense incurred, net	(2,382)	(4,804)	(15,258)	(22,444)	(16,482)
Amortization of deferred financing costs	-	(566)	(172)	(738)	(573)

(Loss) before income and other taxes
and discontinued operations	(2,280)	(2,766)	(151)	(5,197)	(6,169)
Income and other tax (expense) benefit	(30)	-	(24)	(54)	(153)
Net gain on sales of discontinued operations	711	-	7,997	8,708	9,967

Net (loss) income	$(1,599)	$(2,766)	$7,822	$3,457	$3,645

Debt - Secured (2):
EQR Ownership (3)	$154,324	$275,600	$221,858	$651,782	$-
Noncontrolling Ownership	-	-	80,111	80,111	-

Total (at 100%)	$154,324	$275,600	$301,969	$731,893	$-
(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company with the exception of $14.0 million in mortgage debt on various development projects.

(3) Represents the Company's current economic ownership interest.

(4) On April 30, 2010, the Company acquired the 75% equity interest it did not own in seven previously unconsolidated properties containing 1,811 units in exchange for an approximate $30.0 million payment to its partner. In addition, the Company repaid the net $70.0 million mortgage loan, which was to mature on May 1, 2010, concurrent with closing using proceeds drawn from the Company's line of credit. During the third quarter of 2010, the Company sold its 25% equity interest in the remaining 24 unconsolidated properties containing 5,635 units in exchange for an approximate $25.4 million payment from its partner and the related $264.8 million in non-recourse mortgage debt was extinguished by the partner at closing. As of September 30, 2010, the Company no longer held an interest in these unconsolidated institutional joint ventures.

Equity Residential
Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2010
(Amounts in thousands except for unit and per unit amounts)

		Capital Expenditures to Real Estate

				Building
	Total	Replacements	Avg.	Improvements	Avg.		Avg.
	Units (1)	(2)	Per Unit	(3)	Per Unit	Total	Per Unit

Same Store Properties (4)	116,775	$54,840	$469	$37,577	$322	$92,417	$791	(7)

Non-Same Store Properties (5)	11,574	2,409	289	3,595	431	6,004	720

Other (6)	-	292		246		538

Total	128,349	$57,541		$41,418		$98,959

(1)	Total Units - Excludes 4,680 military housing units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $23.0 million spent on various assets related to unit renovations/rehabs (primarily kitchens and baths) designed to reposition these assets for higher rental levels in their respective markets.

(3)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(4)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2009, less properties subsequently sold.

(5)	Non-Same Store Properties - Primarily includes all properties acquired during 2009 and 2010, plus any properties in lease-up and not stabilized as of January 1, 2009. Per unit amounts are based on a weighted average of 8,336 units.

(6)	Other - Primarily includes expenditures for properties sold during the period.

(7)

For 2010, the Company estimates that it will spend approximately $1,075 per unit of capital expenditures for its same store properties inclusive of unit renovation/rehab costs, or $825 per unit excluding unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Nine Months Ended		Quarter Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES
Rental income	$7,296	$90,113	$1,914	$21,018

Total revenues	7,296	90,113	1,914	21,018

EXPENSES (1)
Property and maintenance	2,942	29,420	310	7,456
Real estate taxes and insurance	1,078	9,565	223	2,209
Depreciation	1,522	22,736	377	5,487
General and administrative	26	29	10	4

Total expenses	5,568	61,750	920	15,156

Discontinued operating income	1,728	28,363	994	5,862

Interest and other income	360	16	-	3
Interest (2):
Expense incurred, net	(659)	(1,372)	(318)	(352)
Amortization of deferred financing costs	(11)	(335)	(8)	(293)
Income and other tax (expense) benefit	(38)	(88)	(11)	(19)

Discontinued operations	1,380	26,584	657	5,201
Net gain on sales of discontinued operations	69,538	274,933	9,285	129,135

Discontinued operations, net	$70,918	$301,517	$9,942	$134,336
(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Additional Reconciliations
(Amounts in thousands)

Same Store NOI Reconciliation

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2010 and Third Quarter 2010 Same Store Properties:

	Nine Months Ended September 30,		Quarter Ended September 30,
	2010	2009	2010	2009

Operating income	$366,769	$387,409	$127,196	$128,655
Adjustments:
Non-same store operating results	(71,635)	(10,870)	(28,629)	(3,385)
Fee and asset management revenue	(7,596)	(7,928)	(2,128)	(2,653)
Fee and asset management expense	4,364	5,916	704	1,931
Depreciation	500,173	428,751	173,642	144,165
General and administrative	31,035	30,476	10,224	9,881
Impairment	-	11,124	-	-

Same store NOI	$823,110	$844,878	$281,009	$278,594